Exhibit 16

January 15, 2015

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated January 15, 2015, of Guardian 8 Holdings and are in agreement with the statements in the paragraphs within that Item as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ L.L. Bradford & Company, LLC
Leawood, Kansas

913-469-5030 ● 10965 Granada Lane, Suite 201, Leawood KS 66211 ● www.llbradford.com